Exhibit 10.2

Addendum to Master Loan and Security Agreement No. 21379-70000
Banc of America Leasing & Capital, LLC	(Joint and Several Co-Borrowers)

This Addendum (the “Addendum”) is an addendum to that certain Master Loan and Security Agreement No. 21379-70000 dated as of June 25, 2010  (the “Agreement”) by and between Banc of America Leasing & Capital, LLC (“Lender”) and Stellaris LLC (“Borrower”), who have determined that it is to their mutual benefit to make certain amendments to the Agreement and each of the Loans and Related Agreements in connection therewith (collectively, the “Loan Documents”).  The parties hereto desire that each of the entities executing this Addendum as a Co-Borrower below (together with the Borrower, each a “Co-Borrower” and collectively the “Co-Borrowers”) be and become a party to each of the Loan Documents as of the effective dates thereof.  All capitalized terms used herein without definition shall have the respective meaning assigned or referred to them in the Agreement.  Accordingly, for good and valuable consideration, intending to be legally bound and pursuant to the terms and conditions of the Agreement, it is hereby agreed as follows:

1.     Addition of Co-Borrowers.   Lender and Co-Borrowers agree that each Co-Borrower shall be deemed to be a signatory party to each of the Loan Documents, effective as of the respective dates thereof, and that for all purposes and in all respects, each Co-Borrower shall be jointly and severally obligated with each other Co-Borrower as a “Borrower” for the payment or performance of any Obligations owing to Lender under or in respect of the Loan Documents (the “Loan Obligations”), and jointly and severally with any Guarantor or other party that may be liable, directly or indirectly, for the payment or performance of any Loan Obligation.  References to a “Borrower” contained in any Loan Document shall be deemed to be (unless the context otherwise specifically requires) references to all Co-Borrowers and each of them.  Each Co-Borrower hereby (i) appoints each and every other Co-Borrower, acting singly or together, as its attorney-in-fact for the purpose of executing and delivering any Loan Document on its behalf, (ii) acknowledges and agrees that any Equipment Note or other Loan Document may be executed and delivered by any one or more of the Co-Borrowers, and (iii) upon such execution and delivery, any such Loan Document shall constitute the joint and several obligation of each and every Co-Borrower.

2.     Nature of Obligations.  Each Co-Borrower’s Loan Obligations owing to Lender are absolute and unconditional, and shall not be affected, reduced, diminished, released or discharged for any reason (other than the payment and performance of the Loan Obligations in full), including without limitation:  (i) any illegality, unenforceability, or invalidity of any Loan Document or Loan Obligations;  (ii) any termination, discharge, cancellation, amendment, or modification of the terms of any Loan Document, or any consent, extension, indulgence, compromise, settlement, or complete or partial release of any Co-Borrower or Guarantor with respect to any Loan Obligation; (iii) any exercise or non-exercise of any right, remedy, power, or privilege with respect to any Loan Obligation or any Collateral under any Loan Document; (iv) any voluntary or involuntary bankruptcy, insolvency, liquidation, dissolution or similar proceeding with respect to any Co-Borrower or Guarantor;  (v) any defect in title to or condition of any item of Equipment or any Collateral; (vi) any failure of Lender to create or properly perfect any lien, mortgage, pledge or security interest in any Collateral, any release, subordination, surrender, exchange, deterioration, waste, loss or impairment of such Collateral or Lender’s interest therein, or any failure of Lender to exercise reasonable care in the preservation, protection, sale or other treatment of such Collateral;  (vii) any merger or consolidation of any Co-Borrower into or with any other entity, or any reorganization of or change in the composition of the shareholders, partners or members of any Co-Borrower; or any termination of or other change in the relationship between any Co-Borrowers;  (viii) any other action or inaction on the part of Lender, whether or not such action or inaction prejudices any Co-Borrower or increases the likelihood that any Co-Borrower will be required to pay or perform any Loan Obligation pursuant to the terms of the Loan Documents;  and (ix) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release, defense, or limitation arising out of any laws of the United States of America or any state thereof.

3.     Waivers.  Each Co-Borrower hereby waives:  (a) any right to require Lender to file suit or proceed to obtain or assert any claim or exhaust remedies against any other Co-Borrower or its assets, or any Collateral or any Guarantor, either before or as a condition to enforcing any of Lender’s rights and remedies against such Co-Borrower under the Loan Documents, to join any Co-Borrower or Guarantor in any action seeking to enforce the Loan Documents, to marshal assets or allocate the use or benefits of any item of Equipment or any Collateral, or to resort to any other means of obtaining payment or performance of any Loan Obligation;  (b) any notice of the execution, delivery or acceptance by Lender, any Co-Borrower or any other party of any Loan Documents, notice of the amount of credit extended by Lender to any Co-Borrower at any time, notice of defaults or other non-performance by any Co-Borrower; notice of the acceptance of the Loan Documents by Lender; notice of Lender’s demand and presentation for payment upon any Co-Borrower or Guarantor; notice of any other action or inaction on the part of Lender in connection with the Loan Documents or any Loan Obligation;  (c) until all Loan Obligations have been paid or performed in full, any right which such Co-Borrower may have against any other Co-Borrower as the result of the performance by such Co-Borrower of its joint and several obligations under the Loan Documents, including, but not limited to, contractual, statutory and common law rights of subrogation, reimbursement, indemnification, set-off or contribution; and (d) any defenses which Co-Borrower may have or assert against the enforcement of the Loan Documents or any Loan Obligation based upon suretyship principles or any impairment of Collateral.

4.     Representations and Warranties.  Each Co-Borrower hereby represents and warrants that it has the form of organization, chief executive office and any organizational identification number indicated below with its execution of this Addendum, and hereby reaffirms all of the representations warranties and covenants contained in any Loan Documents concerning such Co-Borrower.  Each Co-Borrower further represents and warrants to Lender that:  (a) it has received, or will receive, substantial benefit from the agreements and transactions giving rise to the Loan Obligations, and has received, or will receive, reasonably equivalent value for its undertakings under the Loan Documents;  (b) it is not entering into the Loan Documents in reliance on the value or the availability of any of the Collateral or on the basis that any party will be liable to perform any Loan Obligation or that Lender will look to any other party to perform any Loan Obligation;  (c) Lender has not made any representation, warranty or statement to such Co-Borrower in order to induce it to join and enter into the Loan Documents;  (d) such Co-Borrower has adequate means to obtain continuing and sufficient information concerning the financial and business condition of the other Co-Borrowers and any Guarantors in respect of the Loan Obligations;  and (e) as of the date hereof, and after giving effect to the Loan Documents and any contingent obligations contained herein, such Co-Borrower is and will be solvent and has assets which, when fairly valued, exceed its liabilities.

This Addendum shall be deemed a “Related Agreement” as defined in the Agreement, and is subject to all of the terms and provisions applicable to Related Agreements provided in the Agreement.  It is expressly agreed by the parties that this Addendum is supplemental to the Agreement and made a part thereof, and that all the terms, conditions and provisions thereof, unless specifically modified herein, shall remain in full force and effect.  In the event of any conflict, inconsistency or incongruity between the provisions of this Addendum and any of the provisions of any Loan Document, the provisions of this Addendum shall in all respects govern and control.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of June 25, 2010.

Co-Borrower: Stellaris LLC		Co-Borrower: James Construction Group, L.L.C.
a limited liability company organized under the laws of Nevada with an organizational identification number and a chief executive office at the address set forth below		a limited liability company organized under the laws of Florida, with an organizational identification number and a chief executive office at the address set forth below

By:	Primoris Services Corporation (fka Primoris Corporaiton)	By:	/s/ Peter J. Moerbeek
its Member
		Print Name:	Peter J. Moerbeek
By:	/s/ Alfons Theeuwes
		Title:	Manager
Print Name:	Alfons Theeuwes

Title:	Sr. Vice President	Address:	11200 Industriplex Boulevard, Suite 150
Baton Rouge, LA 70809

Address:	26000 Commercentre Drive
Lake Forest, California 92630

Banc of America Leasing & Capital, LLC

By:	/s/ Cristina Foley

Print Name:	Cristina Foley

Title:	Vice President